Exhibit 10.20

ADMINISTRATIVE SERVICES AGREEMENT

THIS ADMINISTRATIVE SERVICES AGENT AGREEMENT (the “Agreement”) is made and entered into as of the 14th day of March, 2016 by and between Notis Global, Inc., a Nevada corporation (“Notis”) and EWSD I, LLC, a Delaware limited liability company (“EWSD”) (Notis and EWSD are referred to herein collectively as the “Parties” and individually as a “Party”), with reference to the following facts:

RECITALS

A. Pursuant to that certain First Amended and Restated Grower’s Distribution Agreement dated March 11, 2016 (as hereafter amended or supplemented, “Grower’s Distribution Agreement”), between EWSD and Whole Hemp Company, a Colorado limited liability company (“Whole Hemp”), EWSD agreed to act on behalf of Whole Hemp in the marketing, negotiation and sale of CBD Oil on the terms and conditions set forth therein.

B. Pursuant to that certain First Amended and Restated Agreement dated December March 11, 2016 (as hereafter amended or supplemented, the “Farming Agreement”) among Notis, EWSD and Whole Hemp, EWSD has certain obligations to build out and manage farming operations for the benefit of Whole Hemp, and has certain rights to sell CBD oil produced by Whole Hemp.

C. EWSD now desires to engage Notis as its exclusive administrative agent for purposes of (i) performing EWSD’s obligations under the Grower’s Distribution Agreement, (ii) performing EWSD’s obligations under the Farming Agreement and (iii) providing various other administrative services for EWSD.

NOW, THEREFORE, the Parties agree as follows:

1. AUTHORITY GRANTED. On the terms and conditions contained in this Agreement, EWSD I hereby authorizes Notis to act as EWSD’s administrative services for performing the following services:

1.1 General Administrative. Notis shall provide back office administrative services as mutually agreed between Notis and EWSD, including accounting, billing and accounts payable, payroll and other administrative matters.

1.2 Grower’s Distribution Agreement and Farming Agreement. Notis shall perform EWSD’s obligations under the Grower’s Distribution Agreement and the Farming Agreement, including providing adequate staffing so that EWSD satisfies its obligations thereunder.

2. TERM. This Agreement shall be effective on the date hereof, and shall continue for the greater of (i) of ten (10) years from the date hereof and (ii) the later of the expiration or termination of the Grower’s Distribution Agreement and Farming Agreement. This Agreement may be terminated (i) by Notis if the Grower’s Distribution Agreement and Farming Agreement

are terminated or expire, (ii) by Notis upon sixty days prior written notice or (Iii) by either Party (x) if the other Party is in material breach of any obligation under this Agreement, which breach is continuing uncured for thirty (30) days following written notice thereof, upon written notice to the other, or (y) if the activities under this Agreement shall be enjoined or be subject to materially adverse regulatory action.

3. COMPENSATION. In consideration of the services under this Agreement, EWSD shall pay to Notis ten percent (10%) of the gross revenues collected by EWSD in connection with (i) the Growers Distribution Agreement and (ii) Section 5 of the Farming Agreement, payable on the 15th day of each month for revenues collected in the prior month.

4. MISCELLANEOUS.

4.1 Entire Agreement. There are no oral agreements or representations between the parties not contained herein. This Agreement may only be altered or changed by agreement in writing signed by the parties.

4.2 Assignment. This agreement shall be binding on and inure to the benefit of the heirs, executors, administrators, successors and assigns of the signatories hereto. Notwithstanding the foregoing, neither Party shall have the right to assign this Agreement without the prior written consent of the other Party.

4.3 Dispute Resolution. If the parties are unable to resolve any dispute(s), brought to enforce the terms of this agreement, both parties agree to submit to binding arbitration in Denver, Colorado before the Judicial Arbitration and Mediation Service (JAMS). In any legal action or arbitration affecting or based upon the enforcement or interpretation of this Agreement or any of the rights derived under this Agreement, the successful party shall be entitled to receive, in addition to all other sums, reasonable attorneys’ fees and court costs. This Agreement shall be governed by the internal laws of the State of Colorado.

4.4 No Partnership. It is understood, agreed and intended by the parties to this Agreement that in performing this Agreement the parties are each separately and independently carrying out their respective businesses, that this Agreement does not and shall not create or constitute a partnership or joint venture between them, and that each Party is and shall be an independent contractor.

4.5 Counterparts. This instruments may be executed in two or more counterparts, each of which shall be deemed original, but all of which taken together shall constitute one and the same instrument.

In Witness Whereof, the parties have executed this Agreement on the date first herein above stated.

EWSD I, LLC	Notis Global, Inc.

By:	By:

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